Exhibit 99.1

PRESS RELEASE

XWELL Reports Fiscal 2025 Results

NEW YORK — April 1, 2026 – XWELL, Inc. (Nasdaq: XWEL) ("XWELL" or the "Company"), a leading provider of wellness solutions for people on the go, today announced financial results for the year ended December 31, 2025.

Recent Operating Highlights

●	XWELL delivered 2025 revenue of approximately $29.2 million.

●	Total operating expenses decreased by approximately 10% versus the comparable prior year period.

●	Cost of sales decreased approximately 13% versus 2024.

●	General and administrative expenses decreased approximately 20% year-over-year.

●	In December 2025, the Company opened a new wellness retail location in New York City’s Pennsylvania Station.

●	In February 2026, XWELL entered into a strategic partnership with PieQ, an AI and predictive intelligence company, to develop a novel U.S. biosecurity forecasting platform in support of the Centers for Disease Control and Prevention (“CDC”).

●	In February 2026, XWELL announced a private placement resulting in gross proceeds to the Company of approximately $31.3 million, before deducting fees and expenses.

“We continue to execute against our strategic priorities by expanding outside of the airport, diversifying access points and elevating brand relevance,” said Ezra Ernst, CEO of XWELL. “The opening of our off-airport wellness center in Penn Station and growth across key Florida markets reflects XWELL’s ability to extend services beyond the airport and into the everyday lives of our customers. Coupled with our long-standing CDC partnership and ongoing operational discipline, we believe XWELL is well positioned to create long-term value.”

PRESS RELEASE

Momentum Building Across Wellness Channels and Brands

During 2025, XWELL achieved multiple milestones that suggest the Company’s momentum in expanding beyond airport terminals and into broader consumer wellness markets. Its new off-airport locations feature a curated selection of health, wellness, and beauty treatments, each intended to deliver the cohesive, elevated, and expert-led XWELL experience to an even wider audience.

In New York City, the Company’s new Penn Station location successfully opened during the 2025 fourth quarter. Positioned as a tech-forward, convenient grab-and-go destination, the location offers wellness-focused retail, autonomous massage, and nail care services designed for seamless and efficient experiences.

During the 2025 third quarter, XWELL opened a new wellness center at Bloomingdale Square in Brandon, Florida and Waterford Lakes, Florida.

To celebrate the Waterford Lakes opening, XWELL was joined by the Orlando Magic for an exciting, community-driven experience that brought together wellness enthusiasts, families and fans from across the region. As previously announced, XWELL was named the official wellness spa of the Orlando Magic through a multiyear partnership.

Global Biosecurity Program

Through XpresCheck, XWELL operates at the forefront of global biosecurity.

In March 2025, XWELL secured a three-year extension of its Traveler-based Genomic Surveillance Program (“TGS”), operated with the CDC and Ginkgo Bioworks Holdings. The TGS program is designed to provide early detection of emerging pathogens by safeguarding national health through airport-based biosurveillance.

PRESS RELEASE

In February 2026, the Company announced the continued expansion of its global biosecurity strategy, leveraging its traveler-based pathogen surveillance capabilities to support international travel hubs and large-scale mass gathering events worldwide. To support this next phase of growth, XWELL appointed Cindy Friedman, M.D., former CDC senior advisor and the founding director of CDC’s Traveler-based Genomic Surveillance (TGS) program as a senior advisor to the Company.

In this new role, Dr. Friedman is expected to provide strategic guidance on the design and adaptation of traveler-based surveillance approaches for select international biosecurity initiatives.

Building on its U.S. foundation, XWELL has expanded its biosecurity strategy internationally and is focused on applying proven surveillance models to global travel hubs and large-scale mass gatherings, including major religious and sporting events.

Liquidity and Financial Condition

As of December 31, 2025, the Company had approximately $2.6 million of cash and cash equivalents (excluding restricted cash) total current assets of approximately $5.9 million and no long-term debt. Subsequent to year-end, the Company entered into a securities purchase agreement with American Ventures, LLC in a private placement that resulted in gross proceeds to the Company of approximately $31.3 million, before fees and expenses. The private placement was priced at-the-market under Nasdaq rules and closed on February 26, 2026. As described in the announcement, the Company intends to use a portion of the proceeds to repurchase certain outstanding notes, redeem the Company’s Series G Preferred Stock and certain warrants, with the remainder used for general corporate purposes and working capital needs.

PRESS RELEASE

Fiscal 2025 Financial Overview

The Company's Annual Report on Form 10-K, including its audited financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations, is available on XWELL's Investor Relations website at www.xwell.com and on the SEC's website at www.sec.gov.

●	Revenue: Approximately $29.2 million for the year ended December 31, 2025, consisted of approximately $18.6 million for XpresSpa, approximately $8.3 million for XpresCheck, and approximately $2.3 million for Naples Wax Center.

●	Total Cost of Sales: Approximately $21.7 million for the year ended December 31, 2025, compared with approximately $25.0 million in the comparable prior year period.

●	Total Operating Expenses: Approximately $23.2 million for the year ended December 31, 2025, compared with approximately $25.6 million in the comparable prior year period.

●	Operating Loss: Approximately $15.7 million for the year ended December 31, 2025, compared with approximately $16.7 million in the comparable prior year period.

●	Net Loss Attributable to XWELL: Approximately $17.0 million for the year ended December 31, 2025, compared with approximately $16.9 million in the comparable prior year period.

PRESS RELEASE

About XWELL, Inc.

XWELL, Inc. (Nasdaq: XWEL) is a global wellness company on a mission to liberate science-proven wellness for all. Through a portfolio of brands that include XpresSpa®, Naples Wax Center®, and XpresCheck®, XWELL delivers accessible, real-world wellness across travel, retail, and clinical settings. For more information on XWELL’s offerings, visit www.XWELL.com.

Forward-Looking Statements

This press release may contain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include statements preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or other comparable terminology. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements. Forward-looking statements relating to expectations about future results or events are based upon information available to XWELL as of the date of this press release, and are not guarantees of the future performance of the Company, and actual results may vary materially from the results and expectations discussed. Additional information concerning these and other risks is contained in the Company’s Annual Report on Form 10-K, as amended, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and other Securities and Exchange Commission filings. All subsequent written and oral forward-looking statements concerning XWELL, or other matters and attributable to XWELL or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. XWELL does not undertake any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

Media Contact:

Heather Tidwell

MWW

htidwell@mww.com